                                                                    EXHIBIT 23.7


                              TRIDENT SECURITIES
                    A DIVISION OF MCDONALD INVESTMENTS INC.

                        4601 SIX FORKS ROAD, SUITE 400
                         RALEIGH, NORTH CAROLINA 27609
                           TELEPHONE (919) 781-8900
                           FACSIMILE (919) 787-1670


                                 June 13, 2000


Board of Directors
Heritage Bancorp, Inc.
201 West Main Street
Laurens, South Carolina 29360

Members of the Board:

        We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Heritage Bancorp, Inc., to be signed and dated the date of the Joint Proxy Statement-Prospectus that is a part of this Registration Statement, under the caption "Opinion of Heritage's Financial Advisor", and to the inclusion of such opinion letter as Appendix E to the Joint Proxy Statement-Prospectus that is a part of this Registration Statement.


                                        TRIDENT SECURITIES
                                        a division of McDonald Investments Inc.



                                        By /s/ John F. Schramm
                                           ----------------------